UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2020
W. P. Carey Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland		001-13779	45-4549771
(State of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza,
New York,	New York		10020
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	WPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Summary

As detailed below, on April 13, 2020, CWI 1 and CWI 2 (each as hereinafter defined), both of which are publicly-held non-traded real estate investment trusts for which W. P. Carey Inc. (“WPC” or the “Company”) has served as the external advisor, completed their previously announced Merger (as hereinafter defined). Immediately following the closing of the Merger:

i.	the advisory agreements between WPC and each of CWI 1 and CWI 2 and each of their respective operating partnerships terminated;

ii.
the operating partnerships of each of CWI 1 and CWI 2 redeemed the special general partnership interests that WPC held, for which WPC received 1,300,000 shares of CWI 2 preferred stock with a liquidation preference of $50.00 per share and 2,840,549 shares in CWI 2 common stock; and

iii.	WPC will provide certain transition services to CWI 2 for, what is currently expected to be, a period of approximately twelve months from closing.

Background

On April 13, 2020, Carey Watermark Investors 2 Incorporated, a Maryland corporation (“CWI 2” or, following the completion of the Merger (as hereinafter defined), the “Combined Company”), announced that it had filed articles of merger with the Maryland State Department of Assessments and Taxation (the “SDAT”) and completed the previously announced merger (the “Merger”) of Apex Merger Sub LLC, a Maryland limited liability company and direct, wholly owned subsidiary of CWI 2 (“Merger Sub”), with and into Carey Watermark Investors Incorporated, a Maryland corporation (“CWI 1”), effective as of April 13, 2020, pending confirmation of the SDAT’s acceptance of the articles of merger. After giving effect to the Merger, CWI 1 became a wholly owned subsidiary of CWI 2.

As more thoroughly described below, prior to the consummation of the Merger, certain affiliates of W. P. Carey Inc., a Maryland corporation (“WPC”), provided advisory services to each of CWI 1 and CWI 2 and certain of their respective affiliates pursuant to the terms of that certain (i) Amended and Restated Advisory Agreement dated as of January 1, 2016 (as amended, the “CWI 1 Advisory Agreement”), by and among Carey Lodging Advisors, LLC, a Delaware limited liability company and indirect subsidiary of WPC (“Advisor”), CWI 1 and CWI OP, LP, a Delaware limited partnership and the operating partnership of CWI 1 (“CWI 1 OP”), and (ii) Advisory Agreement dated as of February 9, 2015 (as amended, the “CWI 2 Advisory Agreement”), by and among Advisor, CWI 2, and CWI 2 OP, LP, a Delaware limited partnership and the operating partnership of CWI 2 (“CWI 2 OP”).

Immediately following the effective time of the Merger, and pending confirmation of the SDAT’s acceptance of the articles of merger, the internalization of the management of the Combined Company (the “Internalization”) was consummated pursuant to the Internalization Agreement dated as of October 22, 2019 (the “Internalization Agreement”), by and among CWI 1, CWI 1 OP, CWI 2 OP, WPC, Carey Watermark Holdings, LLC, a Delaware limited liability company (“SGP 1”), CLA Holdings, LLC, a Delaware limited liability company, Carey REIT II, Inc., a Maryland corporation, WPC Holdco LLC,, a Delaware limited liability company, Carey Watermark Holdings 2, LLC, a Delaware limited liability company (“SGP 2”), the Advisor, Watermark Capital Partners, LLC, a Delaware limited liability company (“Watermark Capital”), CWA, LLC, an Illinois limited liability company, and CWA2, LLC, an Illinois limited liability company.

In accordance with the Internalization Agreement, among other things, CWI 1 OP and CWI 2 OP redeemed the special general partnership interests held by SGP 1 and SGP 2 in CWI 1 OP and CWI 2 OP, respectively (the “Redemption”). As consideration for the Redemption and the other transactions contemplated by the Internalization Agreement, CWI 2 or CWI 2 OP (as applicable) issued equity consisting of (x) 2,840,549 shares of CWI 2 Class A common stock, to affiliates of WPC, (y) 1,300,000 shares of CWI 2 Series A preferred stock, $0.001 par value per share, to affiliates of WPC, with a liquidation preference of $50.00 per share ($65,000,000 in the aggregate), and (z) 2,417,996 limited partnership units in CWI 2 OP, to affiliates of Watermark Capital.

Immediately following the Redemption, CWI 1 Advisory Agreement and the CWI 2 Advisory Agreement were automatically terminated.

The foregoing descriptions of the Internalization Agreement and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the Internalization Agreement.  A copy of the

Internalization Agreement was attached as Exhibit 10.1 to WPC’s Current Report on Form 8-K filed with the SEC on October 22, 2019, and the terms thereof are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date:	April 13, 2020	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer